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                                                                       EXHIBIT 4

                                 January 5, 2000



Autoliv ASP
3350 Airport Road
Ogden, UT  88405

Attention:  Mr. Tom Hartman, President

Gentlemen:

         In light of the proposed discussions between OEA, Inc. ("OEA"), on one hand, and Autoliv ASP, on the other hand, we would like to set forth our agreement with respect to the confidentiality of any information revealed by you to OEA or by OEA to you, whether transferred in writing, orally, visually, electronically or by any other means (collectively, the "Transaction Material"). In consideration of furnishing you with the Transaction Material and of OEA's agreement set forth below, OEA hereby requests your agreement to the following (it being understood that you also hereby are agreeing to cause your affiliates to comply with the provisions hereof):

         1. The Transaction Material shall be used solely for the purpose of evaluating a possible business transaction between OEA and you and not in any way directly or indirectly detrimental to the Offering Party (as defined) or its affiliates. The Transaction Material received as part of our discussions shall be kept confidential by you and your advisors and by OEA and its advisors, as applicable (the party receiving such confidential Transaction Material being referred to as the "Receiving Party" and the party offering such confidential information being referred to as the "Offering Party"), except that the Receiving Party may disclose the Transaction Material received by it or portions thereof to those of its directors, officers and employees and representatives of its advisors and lending sources (the persons to whom such disclosure is permissible collectively being called "Representatives") who need to know such information solely for the purpose of evaluating any proposals made during the discussions (it being understood that, before disclosing the Transaction Material or any portion thereof to such Representatives, the Receiving Party will inform them of the confidential nature of the Transaction Material and obtain their agreement to be bound by this agreement and not to disclose such information to any other person). The Receiving Party shall be responsible for any breach of this agreement by its Representatives. In the event that the Receiving Party or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Transaction Material, the Receiving Party shall provide the Offering Party with prompt written notice of such requirements so that the Offering Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that




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January 5, 2000
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such protective order or other remedy is not obtained, or that the Offering
Party waives compliance with the provisions hereof, the Receiving Party shall furnish only that portion of the Transaction Material which it is advised by written opinion of counsel is legally required and to exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded such Transaction Material.

         2. The term "Transaction Material" does not include any information that (a) at the time of disclosure or thereafter generally is available to and known by the public (other than as a result of a disclosure directly or indirectly by the Receiving Party or its Representatives), (b) was available to the Receiving Party or its Representatives on a nonconfidential basis from a source other than the Offering Party or its affiliates or their advisors, provided that such source is not and was not bound by a legal, contractual or fiduciary relationship with or for the benefit of the Offering Party, or (c) independently has been acquired or developed by the Receiving Party or its Representatives without violating any of their obligations under this agreement.

         3. Both Parties acknowledge that given their positions as competitors, certain information with regard to the Offering Party's intellectual property, including proprietary technologies and know-how, pricing and product cost information will not initially be made available to the Receiving Party as Transaction Material or otherwise hereunder in connection with the consideration of the possible business transaction. The Parties agree to consider the use of independent third parties under a separate obligation of confidentiality to the Offering Party to verify or assess such information as is not disclosed as Transaction Material.

         4. At the Offering Party's request, the Receiving Party shall promptly return to the Offering Party all copies of any tangible Transaction Material in the Receiving Party's possession or in the possession of its Representatives, and destroy all copies of any analyses, compilations, studies or other documents prepared by the Receiving Party or for the Receiving Party's use containing or reflecting any Transaction Material and such destruction shall be confirmed in writing to the Offering Party by a responsible person supervising such destruction. All obligations of confidentiality and non-disclosure established by this letter shall remain in place for any intangible Transaction Material, and shall survive any return or destruction of the Transaction Material by the Receiving Party, its affiliates and Representatives.

         5. "Transaction Material" shall include, without limitation, (a) the Parties' interest in pursuing the possibility of a transaction, (b) the fact that any investigations, discussions or negotiations are taking, or have taken, place, (c) the financial or other terms, conditions and other facts with respect to any such possible transaction, including the status thereof, (d) any correspondence, letters of intent or agreements relating thereto, and (e) the existence of this letter agreement and the fact that the Receiving Party has received Transaction Material from the Offering Party and the substance of such Transaction Material. Without the prior written consent



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Autoliv ASP
January 5, 2000
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of the Offering Party, the Receiving Party shall not, and shall direct its
Representatives not to, disclose to any person other than a Representative any Transaction Material. The term "person" as used in this agreement shall be interpreted broadly to include, without limitation, any corporation, company, partnership, limited liability company or individual.

         6. The Receiving Party understands and acknowledges that neither the Offering Party nor any of its affiliates or any representatives or agents of any of them is making any representation or warranty, express or implied, as to the accuracy or completeness of the Transaction Material, and none of the Offering Party or any of its officers, directors, employees, shareholders, affiliates or agents, shall have any liability to the Receiving Party or any other person resulting from the Receiving Party's use of the Transaction Material. Only those representations and warranties made to a party in a definitive transaction agreement, as and if a transaction agreement is executed, and subject to such limitations and restrictions as may be specified in such transaction agreement, shall have any legal effect.

         7. Until the earlier of (a) the execution by the parties of a definitive transaction agreement or (b) the expiration of three years from the date of this agreement, neither party shall initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee or agent of the other party or its subsidiaries regarding its business, operations, prospects or finances, except with the express prior or written permission of the other party. It is understood that the undersigned officers and/or Deutsche Bank Securities, Inc., for OEA and Jorgen Svensson, for you shall arrange for appropriate contacts for due diligence purposes. It is further understood that all: (i) communications regarding a possible transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures shall be submitted or directed to the undersigned officers. Further, for a period of three years from the date hereof, neither party shall solicit for employment any of the management employees or engineers of the other party or its subsidiaries. Notwithstanding the foregoing, neither party shall be prohibited from hiring any such person who comes to its attention through generalized searches for employees, media advertisements, employment firms or otherwise, that are not focused on persons employed with the other party.

         8. Until the expiration of three years from the date of this agreement, without the prior written consent of the other party, neither party shall directly or indirectly (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, more than 5% of any class of voting securities or any property of the other party or any of its subsidiaries, (b) propose to enter into, directly or indirectly, any merger or business combination involving the other party or any of its subsidiaries or to purchase, directly or indirectly, a material portion of the assets of the other party or any of its subsidiaries, (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the




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January 5, 2000
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Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries, (d) form, join or in any way participate in a "group" (as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the other party or any of its subsidiaries, (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other party, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, or (g) advise, assist or encourage any other persons in connection with any of the foregoing. Further, during such period neither party shall: (i) request the other party (or any of its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence), or (ii) take any action which might require the other party to make a public announcement regarding the possibility of a business combination or merger.

         9. Notwithstanding the foregoing, the provisions of this paragraph 9 shall terminate upon the commencement of a tender or exchange offer for 51% or more of a Party's outstanding common stock, which offer has not been recommended by the Board of Directors of such Party. Except for this agreement, no contract or agreement providing for a transaction involving the possible business transaction or a similar transaction shall be deemed to exist between the Parties unless and until a definitive transaction agreement has been executed and delivered. Unless and until a definitive transaction agreement is executed and delivered between the Parties with respect to a transaction neither Party has any legal obligation whatsoever with respect to any such transaction by virtue of this agreement or any other written or oral expression with respect to such transaction except, in the case of this agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive transaction agreement" shall not include an executed letter of intent or any other preliminary written agreement, nor shall it include any written or oral acceptance of an offer or bid on your part. Neither this paragraph nor any other provision of this agreement shall be waived or amended except with the written consent of both Parties, which consent shall specifically refer to this paragraph (or such other provision) and explicitly make such waiver or amendment.

         10. In the event of any breach of the provisions of this agreement, the Offering Party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to the Offering Party at law or in equity. The Receiving Party also hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Colorado and of the United States of America located in the State of Colorado for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and the Offering Party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth in this letter shall be effective service of process for any action, suit or


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Autoliv ASP
January 5, 2000
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proceeding brought against the Receiving Party in any such court. The Receiving
Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transaction contemplated hereby in the courts of the State of Colorado or the United States of America located in the State of Colorado, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         11. Each Party acknowledges that it is aware (and that its respective Affiliates or Representatives who are apprised of this matter have been or will be advised) that the United States securities laws prohibit any person who has material, non-public information from purchasing or selling securities of a company to which such information relates or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.

         12. It is further understood and agreed that no failure or delay by the Offering Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, not will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         13. This agreement is for the benefit of the parties hereto and their successors and shall be governed by and construed in accordance with the laws of the State of Colorado.

         14. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15. This agreement may be signed in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



                                    * * * * *


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January 5, 2000
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         If you agree with the foregoing, please sign and return two copies of this letter, which shall constitute our binding agreement with respect to the subject matter of this letter.


                                          Very truly yours,

                                          On behalf of OEA, Inc.



                                          By: /s/  Glenn Crafford
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Accepted and agreed to as of
this 5th day of January, 2000.


Autoliv ASP


By: /s/ Thomas Hartman
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